Exhibit 99.1

Centex Corporation
2728 N. Harwood
Dallas, Texas 75201-1516
P.O. Box 199000
Dallas, Texas 75219-9000

news release
For additional information, please contact:
Matthew G. Moyer, Vice President, Investor Relations
Eric S. Bruner, Director, Public Relations
214.981.5000
CENTEX SUSPENDS QUARTERLY DIVIDEND
Board’s Decision Reflects Economic Conditions
DALLAS, Oct. 9, 2008 — Due to deteriorating economic conditions, the Board of Directors of Centex Corporation (NYSE: CTX) has suspended its regular quarterly cash dividend payable on the Company’s common stock, consistent with its strategy of conserving capital and building liquidity during this difficult business environment. Dividends of $0.04 per share declared over the last four quarters represented approximately $20 million. The Company will continue to weigh alternatives for returning cash to shareholders as economic conditions improve.
About Centex
Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Its leading brands include Centex Homes, Fox & Jacobs Homes and CityHomes. In addition to its home building operations, Centex also offers mortgage and title services. Centex has ranked among the top three builders on FORTUNE magazine’s list of “America’s Most Admired Companies” for nine straight years and is a leader in quality and customer satisfaction.
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